Firstar Funds, Inc.
                                 ("Registrant")
                                   Form N-SAR
                                File No. 811-5380
                 For the Semi-Annual Period Ended April 30, 2001


Sub-Item 77I(b):  Terms of new or amended securities.

     (b): Amendment No. 19 to the Articles of Incorporation is herein incorporated by reference to Exhibit (a)(20) to Registrant's Post-Effective Amendment No. 47 filed with the SEC on December 11, 2000. Amendment No. 19 provides for the addition of: (1) an Institutional class of shares for Series 1 thru 5; (2) Y class of shares for Series 6 thru 20; and (3) new portfolios in Series 21 thru 36.